Exhibit 99.1

Cubic Reports Fourth Quarter and Fiscal 2018 Results;

Record Quarter, Annual Sales and Backlog

Fourth Quarter and Full Year Fiscal 2018 Highlights

•	Record fourth quarter sales of $379.7 million, up 9% year-over-year; record full year sales of $1.203 billion, up 9% year-over-year
•	Fourth quarter operating income of $27.7 million compared to $21.2 million in fourth quarter 2017; full year operating income of $24.4 million compared to $2.6 million in 2017
•	Record fourth quarter Adjusted EBITDA of $49.1 million, up 8% year-over-year; full year Adjusted EBITDA of $104.6 million, up 20% year-over-year
•

Fourth quarter net income from continuing operations attributable to Cubic of $22.0 million, or $0.80 per share; full year net income from continuing operations attributable to Cubic of $8.1 million, or $0.29 per share

•	Record backlog of $4.1 billion, up $1.5 billion year-over-year; awarded $394 million contract with San Francisco Bay Area Metropolitan Transportation Commission
•	Achieved all Goal 2020 growth catalysts: win New York, win Boston, transition T2C2 to full-rate production, complete SAP across Cubic, win Brisbane and win Bay Area
•	Announced fiscal 2019 guidance: strong sales and Adjusted EBITDA organic growth of 13% and 24%, respectively, at the midpoint

SAN DIEGO — November 15, 2018 – Cubic Corporation (NYSE: CUB) today announced its financial results for the fourth quarter and fiscal year ended September 30, 2018

“We are extremely pleased by the strong growth in fiscal 2018, driven by record fourth quarter sales and Adjusted EBITDA. Additionally, we yet again have the highest backlog in our history with the most recent Bay Area win,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic Corporation. “This year, our team achieved the six Goal 2020 growth catalysts that will drive accelerated growth and value for our customers, shareholders and employees going forward.”

Financial Results Summary

	Year Ended		Three Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Sales	$1,202.9	$1,107.7	$379.7	$349.1
Operating income	24.4	2.6	27.7	21.2
Adjusted EBITDA (1)	104.6	87.5	49.1	45.5

Income (loss) from continuing operations attributable to Cubic before income taxes	$15.2	$(11.1)	$24.8	$18.3
Income tax provision from continuing operations attributable to Cubic	7.1	14.6	2.8	8.7
Net income (loss) from continuing operations attributable to Cubic	8.1	(25.7)	22.0	9.6
Earnings (loss) per share from continuing operations attributable to Cubic	0.29	(0.95)	0.80	0.35

Net income (loss) from discontinued operations before income taxes	$8.0	$14.9	$(0.8)	$4.1
Income tax provision from discontinued operations	3.8	0.4	3.3	0.6
Net income (loss) from discontinued operations	4.2	14.5	(4.1)	3.5
Earnings (loss) per share from discontinued operations	0.16	0.54	(0.15)	0.13

Acquisition-related expenses, excluding amortization (1)	$4.5	$(0.2)	$2.0	$0.6
Strategic and IT system resource planning expenses (1)	24.1	34.4	5.3	10.8
Depreciation and amortization	46.6	48.0	12.5	12.2
Research and development expense	52.4	52.7	12.3	13.9

(1)	See the section below titled “Use of Non-GAAP Financial Information” for a description of these items and additional information regarding Non-GAAP financial measures.

Fourth Quarter Fiscal 2018 Results

Sales in the fourth quarter of fiscal 2018 increased 9% to $379.7 million from $349.1 million in the fourth quarter of fiscal 2017 driven by growth in Cubic Transportation Systems (CTS) and Cubic Mission Solutions (CMS). Foreign currency translation had an unfavorable impact of $3.0 million.

Operating income in the fourth quarter of fiscal 2018 increased 30% to $27.7 million compared to $21.2 million in the fourth quarter of fiscal 2017. The increase reflects higher sales, improved performance and lower expenses related to Enterprise Resource Planning (ERP) initiatives. Operating income increased year-over-year despite an $8.0 million gain recognized on an equitable contract adjustment in Cubic Global Defense (CGD) in 2017.

Adjusted EBITDA in the fourth quarter of fiscal 2018 increased 8% to $49.1 million, compared to $45.5 million in the fourth quarter of fiscal 2017. Foreign currency translation had an unfavorable impact of $0.3 million.

Net income from continuing operations attributable to Cubic in the fourth quarter of fiscal 2018 was $22.0 million compared to $9.6 million in the fourth quarter of fiscal 2017. The increase in net income reflects higher operating income and a lower effective tax rate.

Operating cash flow from continuing operations was $40.4 million in the fourth quarter of fiscal 2018 compared to $42.3 million in the fourth quarter of fiscal 2017.

Full Year Fiscal 2018 Results

Full year fiscal 2018 sales increased 9% to $1.203 billion from $1.108 billion in fiscal 2017 driven by growth in CTS and CMS and reflects growth in both products and services. In fiscal 2018, 59% of sales were derived from products while 41% of sales were derived from services. Foreign currency translation had a favorable impact of $11.9 million.

Operating income in fiscal 2018 was $24.4 million compared to $2.6 million in fiscal 2017. The increase reflects higher sales, improved performance and a decrease in expenses related to ERP initiatives. Foreign currency translation had a favorable impact of $2.1 million.

Adjusted EBITDA in fiscal 2018 increased 20% to $104.6 million compared to $87.5 million in fiscal 2017. Foreign currency translation had a favorable impact of $2.2 million.

Net income from continuing operations attributable to Cubic in fiscal 2018 was $8.1 million compared to a net loss of $25.7 million in fiscal 2017. The increase in net income reflects higher operating income, lower interest expense and a lower effective tax rate, inclusive of a $7.1 million one-time, non-cash tax benefit in 2018.

Net income from discontinued operations was $4.2 million in fiscal 2018 compared to $14.5 million in fiscal 2017. In fiscal 2018, net income from discontinued operations includes a loss on the sale of CGD Services of $6.1 million.

Operating cash flow from continuing operations was a net inflow of $8.6 million in fiscal 2018 compared to a net outflow of $3.0 million in fiscal 2017.

Discontinued Operations

On May 31, 2018, Cubic sold CGD Services. Beginning in March 2018, all criteria were met for the classification of CGD Services as a discontinued operation. As a result, the operating results of CGD Services have been classified as discontinued operations in the condensed consolidated statements of income (loss) for all periods presented. In the application of the accounting requirements for discontinued operations, corporate overhead is not allocated to discontinued operations. Therefore, certain corporate overhead costs that had previously been allocated to CGD Services have been included in the unallocated corporate expenses amounts below. Such amounts totaled $5.3 million and $8.0 million for the full year fiscal 2018 and 2017, respectively.

Reportable Segment Results

	Year Ended		Three Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Sales:	(in millions)
Cubic Transportation Systems	$670.7	$578.6	$192.6	$170.7
Cubic Mission Solutions	207.0	168.9	95.1	65.6
Cubic Global Defense	325.2	360.2	92.0	112.8
Total sales	$1,202.9	$1,107.7	$379.7	$349.1

Operating income:
Cubic Transportation Systems	$60.4	$39.8	$17.7	$23.3
Cubic Mission Solutions	(0.1)	(9.3)	17.1	5.2
Cubic Global Defense	16.6	28.1	3.0	9.7
Unallocated corporate expenses	(52.5)	(56.0)	(10.1)	(17.0)
Total operating income	$24.4	$2.6	$27.7	$21.2

Adjusted EBITDA:
Cubic Transportation Systems	$73.3	$48.8	$20.9	$25.3
Cubic Mission Solutions	26.2	14.4	25.0	11.4
Cubic Global Defense	26.3	39.4	5.7	12.5
Unallocated corporate expenses	(21.2)	(15.1)	(2.5)	(3.7)
Total adjusted EBITDA	$104.6	$87.5	$49.1	$45.5

Cubic Transportation Systems (CTS)

Fourth quarter CTS sales increased 13% to $192.6 million compared to $170.7 million in the fourth quarter of 2017. Full year sales increased 16% to $670.7 million compared to $578.6 million in 2017. The increase in fourth quarter and full year sales was supported by system development work on the New York New Fare Payment System contract and reflects overall growth in both products and services. Foreign currency translation had an unfavorable impact of $2.0 million in the fourth quarter and a favorable impact of $12.4 million in fiscal 2018.

Fourth quarter CTS Adjusted EBITDA was $20.9 million compared to $25.3 million in the fourth quarter of 2017. Full year Adjusted EBITDA increased 50% to $73.3 million compared to $48.8 million in 2017. The increases in quarterly and full year Adjusted EBITDA reflect higher sales, operating cost reductions, lower research and development (R&D) investment and strong execution. Foreign currency translation had an unfavorable impact of $0.4 million in the fourth quarter and a favorable impact of $2.4 million in fiscal 2018.

Cubic Mission Solutions (CMS)

Fourth quarter CMS sales increased 45% to $95.1 million compared to $65.6 million in the fourth quarter of 2017. Full year sales increased 23% to $207.0 million compared to $168.9 million in 2017. The increase for the fourth quarter and full year reflects increased shipments of expeditionary satellite communications, tactical networking and C2ISR (Command, Control, Intelligence, Surveillance and Reconnaissance) products.

Fourth quarter Adjusted EBITDA increased 119% to $25.0 million compared to $11.4 million in the fourth quarter of 2017. Full year Adjusted EBITDA increased 82% to $26.2 million compared to $14.4 million in 2017. The increase in Adjusted EBITDA reflects higher sales, favorable sales mix and improved performance which more than offset a $10.8 million increase in R&D investment in fiscal 2018.

Cubic Global Defense (CGD)

Fourth quarter CGD sales were $92.0 million compared to $112.8 million in the fourth quarter of 2017. Full year sales were $325.2 million compared to $360.2 million in 2017. The decrease in sales for the fourth quarter and full year reflect the completion of various projects.

Fourth quarter Adjusted EBITDA was $5.7 million compared to $12.5 million in the fourth quarter of 2017. Full year Adjusted EBITDA was $26.3 million compared to $39.4 million in 2017.

Comparative sales and Adjusted EBITDA between fiscal years 2017 and 2018 were impacted by an $8.0 million gain recognized on an equitable contract adjustment in the third quarter of fiscal 2017 for our Littoral Combat Ship virtual training contract. Fourth quarter and full year 2018 Adjusted EBITDA was also negatively impacted by a $1.7 million settlement of a legal arbitration matter, which is now closed. Full year R&D investment in CGD increased by $1.8 million year-over-year.

Backlog

Total backlog increased $1.528 billion from September 30, 2017 to September 30, 2018 driven by significant contract wins. In particular, in fiscal 2018, we were awarded a contract by the New York Metropolitan Transportation Authority to replace the MetroCard system with a New Fare Payment System; a contract by the Massachusetts Bay Transit Authority to provide the CharlieCard system with a next-generation fare payment system; a contract by the Queensland Department of Transportation & Main Roads to provide a new fare system for the state of Queensland, Australia; and a contract by the San Francisco Bay Area’s Metropolitan Transportation Commission to deliver next-generation fare payment technology and operational services to the Clipper smart card system serving the Bay Area.

Fiscal 2019 Full Year Guidance

Constant currency basis with 2018

•                  Sales: $1,370 million to $1,450 million

•                  Adjusted EBITDA: $135 million to $155 million

Conference Call and Webcast

Cubic will host a conference call today, Thursday, November 15 at 11:00 a.m. Eastern Time to present fourth quarter and fiscal 2018 results.  Access the live audio webcast via: https://event.webcasts.com/starthere.jsp?ei=1218760&tp_key=8685c66645

An archive of the webcast and presentation materials will be made available on the Investor Relations section of Cubic’s website at https://www.cubic.com/investor-relations/financials.

Financial analysts and institutional investors are invited to dial:

•	877-407-9708
•	201-689-8259 (international)

To avoid delay in the start time, please dial in beginning 10:45 a.m. Eastern Time.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit the company’s website at www.cubic.com or on Twitter @CubicCorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance, including our Goal 2020 growth catalysts driving future accelerated growth and value and fiscal 2019 full year guidance. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; the effects of potential sequestration on our contracts; our assumptions covering behavior by public transit authorities; our ability to successfully integrate new companies into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; unforeseen problems with the implementation and maintenance of our information systems, including our new ERP system; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10‑K. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

We believe that the presentation of Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA included in this report provides useful information to investors with which to analyze our operating trends and performance and ability to service and incur debt. Also, we believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, variations in organic versus inorganic growth (affecting amortization expense) and the age and book depreciation of property, plant and equipment (affecting relative depreciation expense). We believe Adjusted EBITDA further facilitates company-to-company operating comparisons by backing out items that we believe are not part of our core operating performance. Items backed out of Adjusted EBITDA are comprised of expenses incurred in the development of our ERP system and the redesign of our supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization, business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, expenses recognized related to the change in the fair value of contingent consideration for acquisitions, restructuring costs, gains and losses on disposals of fixed assets, and income and expenses classified as other non-operating income and expenses which may vary for different companies for reasons unrelated to operating performance.

EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the company or as alternatives to net income as a measure of performance. In addition, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Furthermore, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either of them in isolation, or as a substitute for analysis of our results as reported under GAAP.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss), which we consider to be the most directly comparable GAAP financial measure. On May 31, 2018 Cubic sold the CGD Services business. The operating results of this business and loss on sale have been excluded from the figures for all periods presented.

GAAP to Non-GAAP Reconciliation

Continuing Operations

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA

($ In Millions)	Twelve Months Ended September 30,		Three Months Ended September 30,
Cubic Transportation Systems	2018	2017	2018	2017
Sales	$670.7	$578.6	$192.6	$170.7
Operating income	$60.4	$39.8	$17.7	$23.3
Depreciation and amortization	12.0	8.8	2.9	2.0
Acquisition related expenses, excluding amortization	0.5	(0.2)	0.5	-
Restructuring costs	0.4	0.4	(0.2)	-
Adjusted EBITDA	$73.3	$48.8	$20.9	$25.3
Adjusted EBITDA margin	10.9%	8.4%	10.9%	14.8%

	Twelve Months Ended September 30,		Three Months Ended September 30,
Cubic Mission Solutions	2018	2017	2018	2017
Sales	$207.0	$168.9	$95.1	$65.6
Operating income (loss)	$(0.1)	$(9.3)	$17.1	$5.2
Depreciation and amortization	22.4	23.8	6.6	5.7
Acquisition related expenses, excluding amortization	3.7	(0.1)	1.1	0.5
Restructuring costs	0.2	-	0.2	-
Adjusted EBITDA	$26.2	$14.4	$25.0	$11.4
Adjusted EBITDA margin	12.7%	8.5%	26.3%	17.4%

	Twelve Months Ended September 30,		Three Months Ended September 30,
Cubic Global Defense	2018	2017	2018	2017
Sales	$325.2	$360.2	$92.0	$112.8
Operating income	$16.6	$28.1	$3.0	$9.7
Depreciation and amortization	8.5	10.4	2.4	3.1
Acquisition related expenses, excluding amortization	(0.1)	-	-	-
Restructuring costs	1.3	0.9	0.3	(0.3)
Adjusted EBITDA	$26.3	$39.4	$5.7	$12.5
Adjusted EBITDA margin	8.1%	10.9%	6.2%	11.1%

($ In Millions)	Twelve Months Ended September 30,		Three Months Ended September 30,
Cubic Consolidated	2018	2017	2018	2017
Sales	$1,202.9	$1,107.7	$379.7	$349.1
Net income (loss) from continuing operations attributable to Cubic	$8.1	$(25.7)	$22.0	$9.6
Noncontrolling interest in loss of VIE	(0.3)	-	1.6	-
Provision for income taxes	7.1	14.6	2.8	8.7
Interest expense, net	8.8	14.1	2.5	2.6
Other non-operating expense (income), net	0.7	(0.4)	(1.2)	0.3
Operating income	24.4	2.6	27.7	21.2
Depreciation and amortization	46.6	48.0	12.5	12.2
Other non-operating (expense) income, net	(0.7)	0.4	1.2	(0.3)
EBITDA	70.3	51.0	41.4	33.1
Acquisition related expenses, excluding amortization	4.5	(0.2)	2.0	0.6
Strategic and IT system resource planning expenses	24.1	34.4	5.3	10.8
Restructuring costs	5.0	2.3	1.6	0.7
Loss on sale of fixed assets	-	0.4	-	-
Other non-operating expense (income), net	0.7	(0.4)	(1.2)	0.3
Adjusted EBITDA	$104.6	$87.5	$49.1	$45.5
Adjusted EBITDA margin	8.7%	7.9%	12.9%	13.0%

Financial Statements

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Year Ended		Three Months Ended
	2018	2017	2018	2017
Net sales:
Products	$704,941	$681,559	$235,992	$215,488
Services	497,957	426,150	143,717	133,627
	1,202,898	1,107,709	379,709	349,115
Costs and expenses:
Products	472,698	473,670	138,496	139,080
Services	362,694	305,653	117,619	97,143
Selling, general and administrative expenses	258,644	240,601	74,924	69,871
Research and development	52,398	52,652	12,285	13,873
Amortization of purchased intangibles	27,064	30,245	7,076	7,297
Restructuring costs	5,018	2,260	1,636	644
	1,178,516	1,105,081	352,036	327,908

Operating income	24,382	2,628	27,673	21,207

Other income (expenses):
Interest and dividend income	1,615	953	(257)	271
Interest expense	(10,424)	(15,027)	(2,272)	(2,825)
Other income (expense), net	(687)	364	1,194	(353)

Income (loss) from continuing operations before income taxes	14,886	(11,082)	26,338	18,300

Income tax provision	7,093	14,658	2,794	8,691

Net income (loss) from continuing operations	7,793	(25,740)	23,544	9,609
Net income (loss) from discontinued operations	4,243	14,531	(4,121)	3,546
Net income (loss)	12,036	(11,209)	19,423	13,155

Less noncontrolling interest in loss of VIE	(274)	—	1,607	—

Net income (loss) attributable to Cubic	$12,310	$(11,209)	$17,816	$13,155

Amounts attributable to Cubic:
Net income (loss) from continuing operations	8,067	(25,740)	21,937	9,609
Net income (loss) from discontinued operations	4,243	14,531	(4,121)	3,546
Net income (loss) attributable to Cubic	$12,310	$(11,209)	$17,816	$13,155

Net income (loss) per share:
Basic
Continuing operations attributable to Cubic	$0.30	$(0.95)	$0.80	$0.35
Discontinued operations	$0.16	$0.54	$(0.15)	$0.13
Basic earnings per share attributable to Cubic	$0.45	$(0.41)	$0.65	$0.48

Diluted
Continuing operations attributable to Cubic	$0.29	$(0.95)	$0.80	$0.35
Discontinued operations	$0.16	$0.54	$(0.15)	$0.13
Diluted earnings per share attributable to Cubic	$0.45	$(0.41)	$0.65	$0.48

Weighted average shares used in per share calculations:
Basic	27,229	27,106	27,254	27,126
Diluted	27,351	27,106	27,433	27,240

CUBIC CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	September 30,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$111,834	$60,143
Cash in consolidated VIE	374	—
Restricted cash	17,400	8,434
Restricted cash in consolidated VIE	10,000	—
Accounts receivable:
Long-term contracts	393,691	354,476
Allowance for doubtful accounts	(1,324)	(436)
	392,367	354,040

Recoverable income taxes	91	5,360
Inventories	84,199	87,715
Assets held for sale	8,177	—
Other current assets	43,705	29,951
Current assets of discontinued operations	—	75,900
Total current assets	668,147	621,543

Long-term contract receivables	6,134	17,457
Long-term capitalized contract costs	84,924	56,471
Long-term capitalized contract costs in consolidated VIE	1,258	—
Property, plant and equipment, net	117,546	113,220
Deferred income taxes	4,713	7,385
Goodwill	333,626	321,562
Purchased intangibles, net	73,533	89,858
Other assets	14,192	10,515
Other noncurrent assets in consolidated VIE	810	—
Noncurrent assets of discontinued operations	—	98,274
Total assets	$1,304,883	$1,336,285

	September 30,	September 30,
	2018	2017
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$—	$55,000
Trade accounts payable	125,414	88,521
Trade accounts payable in consolidated VIE	165	—
Customer advances	75,941	56,132
Accrued compensation	65,277	79,577
Other current liabilities	52,956	50,549
Income taxes payable	8,586	9,838
Current liabilities of discontinued operations	—	36,862
Total current liabilities	328,339	376,479

Long-term debt	199,793	199,761
Long-term debt in consolidated VIE	9,056	—
Accrued pension liability	7,802	25,375
Deferred compensation	11,476	11,435
Income taxes payable	2,406	7,465
Deferred income taxes	2,689	10,407
Other noncurrent liabilities	19,113	15,732
Other noncurrent liabilities in consolidated VIE	13	—

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value:
Authorized--5,000 shares
Issued and outstanding--none	—	—
Common stock, no par value:
Authorized--50,000 shares
36,201 issued and 27,255 outstanding at September 30, 2018
36,072 issued and 27,127 outstanding at September 30, 2017	45,008	37,850
Retained earnings	801,834	794,485
Accumulated other comprehensive loss	(110,643)	(106,626)
Treasury stock at cost - 8,945 shares	(36,078)	(36,078)
Shareholders’ equity related to Cubic	700,121	689,631
Noncontrolling interest in VIE	24,075	—
Total shareholders’ equity	724,196	689,631

Total liabilities and shareholders’ equity	$1,304,883	$1,336,285

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended September 30,
	2018	2017
Operating Activities:
Net income (loss)	$12,036	$(11,209)
Net income from discontinued operations	(4,243)	(14,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,600	48,045
Share-based compensation expense	7,515	5,012
Change in fair value of contingent consideration	1,029	(3,878)
(Gain) loss on disposal of assets	(1,474)	405
Deferred income taxes	(6,860)	(917)
Net pension cost (benefit)	(2,770)	(1,046)
Excess tax benefits from equity incentive plans	—	(35)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(34,762)	(45,443)
Inventories	3,023	(18,867)
Prepaid expenses and other current assets	(15,455)	7,286
Long-term capitalized contract costs	(29,552)	8,911
Accounts payable and other current liabilities	30,423	13,389
Customer advances	21,566	7,383
Income taxes	(361)	8,240
Other items, net	(18,126)	(5,756)
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATING ACTIVITIES	8,589	(3,011)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	10,376	27,747
NET CASH PROVIDED BY OPERATING ACTIVITIES	18,965	24,736

Investing Activities:
Acquisition of businesses, net of cash acquired	(16,322)	(16,830)
Purchases of marketable securities	—	(19,121)
Proceeds from sales or maturities of marketable securities	—	31,868
Purchases of property, plant and equipment	(31,696)	(36,916)
Purchase of non-marketable debt and equity securities	(1,500)	(2,700)
Proceeds from the sale of assets	2,400	—
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(47,118)	(43,699)
NET CASH PROVIDED BY INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	133,795	1,217
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	86,677	(42,482)

Financing Activities:
Proceeds from short-term borrowings	269,770	130,780
Principal payments on short-term borrowings	(324,770)	(315,780)
Principal payments on long-term debt	—	(978)
Proceeds from long-term borrowings in consolidated VIE	13,196	—
Deferred financing fees in consolidated VIE	(4,778)	—
Proceeds from stock issued under employee stock purchase plan	1,517	2,234
Purchase of common stock	(2,449)	(2,444)
Dividends paid	(7,355)	(7,341)
Excess tax benefits from equity incentive plans	—	35
Contingent consideration payments related to acquisitions of businesses	(1,156)	(2,625)
Equity contribution from Boston VIE partner	24,349	—

Net change in restricted cash	(19,509)	66,293
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(51,185)	(129,826)

Effect of exchange rates on cash	(2,392)	10,588

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	52,065	(136,984)

Cash and cash equivalents at the beginning of the period	60,143	197,127

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$112,208	$60,143

Supplemental disclosure of non-cash investing and financing activities:
Liability incurred to acquire Shield Aviation, net	$6,248	$—
Liability incurred to acquire Deltenna, net	$—	$1,327
Liability incurred to acquire Vocality, net	$—	$271

CUBIC CORPORATION

BACKLOG

	September 30,	September 30,
	2018	2017
	(in millions)
Total backlog
Cubic Transportation Systems	$3,544.9	$2,043.9
Cubic Global Defense	442.6	420.3
Cubic Mission Solutions	77.0	72.3
Total	$4,064.5	$2,536.5